EXHIBIT 16.1

July 23, 2009

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100 F Street NE

Washington, DC 20549

Re:

Kowabunga! Inc.

File No. 001-32442

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A dated July 23, 2009, and agree with the statements concerning our Firm contained therein.

/S/ GRANT THORNTON LLP